InsPro Technologies Corporation Announces First Quarter 2011 Financial Results

Radnor, PA – May 16, 2011 – InsPro Technologies Corporation (OTC Bulletin Board: ITCC), ), a leading software innovator of flexible, comprehensive insurance solutions supporting a wide range of group and individual products, today announced its financial results for the quarter ended March 31, 2011.

First Quarter 2011 Highlights

•	Net income of $27,641 or ($0.00) per share basic and diluted in the first quarter of 2011, compared with net loss of $2,954 or ($0.00) per share basic and diluted in first quarter of 2010

•
Net gain from discontinued operations of $219,020 in the first quarter of 2011, compared to a net gain of $1,031,155 from discontinued operations in the first quarter of 2010. The first quarter of 2010 included $578,569 non recurring gain on the sale of Insurint.

•
Net loss from continuing operations of $501,709 in the first quarter of 2011, compared to $1,960,290 net loss in the first quarter of 2010. This improvement is the result of higher revenue from combined with cost savings from ongoing restructuring activities.

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Revenues from continuing operations of $2,342,869 in the first quarter of 2011, compared to $1,249,635 in the first quarter of 2010. The increase was due primarily to increased post implementation services provided to existing InsProEnterprise clients and increased sales of InsProEnterprise software licenses.

During the first quarter, the Company’s liquidity and financial position improved as a result of the reclassification of $1,152,573 of restricted cash to cash, which was the result of the elimination of restrictions over certain of our bank deposits that served as collateral for expired letters of credit.

Anthony R. Verdi, the Company’s acting Principal Executive Officer, stated “We are pleased with our revenue growth from InsProEnterprise and the positive results of restructuring activities, both of which  enhanced  our operating performance and liquidity position in this quarter.  The recent sale of an InsPro Enterprise license to Physicians Mutual marks another important milestone for the Company.”

About InsPro Enterprise

The InsPro Enterprise suite includes Product Configuration Workbench, New Business and Underwriting, Billing and Collections, Policy Administration, Agent Management and Commissions, Claims, Document Management, Web Portals, and Data Analytics. InsPro Enterprise was designed as a single technology solution to manage all insurance processing requirements and built from the ground up to support both group and individual policies. The InsPro Enterprise design provides carriers the option to deploy the solution as an end-to-end straight through processing suite or on a modular componentized basis to address immediate areas of concern.

About InsPro Technologies Corporation

Through its subsidiary, InsPro Technologies, LLC, InsPro Technologies Corporation offers InsPro Enterprise software, an end-to-end; web-based policy administration system used by insurance carriers and third party administrators. By managing the entire product and policy lifecycle on a single integrated platform, customers are afforded opportunities to accelerate new product introductions, lower IT support costs, increase customer retention, and improve operational performance. InsPro’s solutions are offered through standard software licensing, as a hosted solution, or via Software as a Service (SaaS) delivery.

For additional information on InsPro Technologies Corporation and InsPro Enterprise please visit www.inspro.com.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release contains forward-looking statements within the meaning of the "Safe Harbor" provisions of The Private Securities Litigation Reform Act of 1995, including statements regarding the effects of restructuring, the investments in and potential of our technology platform. Forward-looking statements provide InsPro Technologies Corporation current expectations or forecasts of future events.  Moreover, InsPro Technologies Corporation cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from the statements made, including risks described in InsPro Technologies Corporation’s most recent Quarterly Reports on Form 10-Q or Annual Reports on Form 10-K filed with the Securities and Exchange Commission.  These documents are available on the Securities and Exchange Commission’s website at www.sec.gov.  InsPro Technologies Corporation does not undertake any obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Contact:

Anthony R. Verdi, Acting CEO, CFO and COO
484-654-2200
finance@inspro.com

– financial tables to follow –

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2011	2010

Revenues	$2,342,869	$1,249,635

Cost of revenues	1,658,861	1,758,408

Gross profit (loss)	684,008	(508,773)

Selling, general and administrative expenses:
Salaries, employee benefits and related taxes	653,122	596,009
Advertising and other marketing	23,477	57,343
Depreciation and amortization	181,718	231,811
Rent, utilities, telephone and communications	97,448	75,243
Professional fees	104,537	347,997
Other general and administrative	125,415	143,114

	1,185,717	1,451,517

Loss from operations	(501,709)	(1,960,290)

Gain from discontinued operations	219,020	1,031,155

Other income (expense):
Gain on the change of the fair value of warrant liability	309,294	974,468
Interest income	8,301	2,085
Interest expense	(7,265)	(50,372)

Total other income (expense)	310,330	926,181

Net income (loss)	$27,641	$(2,954)

Net income (loss) per common share - basic and diluted:
Loss from operations	$(0.01)	$(0.03)
Gain from discontinued operations	0.01	0.03
Net income (loss) per common share - basic and diluted	$-	$-

Weighted average common shares outstanding - basic and diluted	41,543,655	41,543,655

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2011	December 31, 2010
ASSETS

CURRENT ASSETS:
Cash	$5,211,859	$4,429,026
Accounts receivable, net	1,570,026	709,503
Tax receivable	3,615	6,455
Prepaid expenses	153,718	158,245
Other current assets	2,072	1,756
Assets of discontinued operations	278,313	63,301

Total current assets	7,219,603	5,368,286

Restricted cash	-	1,152,573
Property and equipment, net	548,401	613,618
Intangibles, net	520,102	606,785
Other assets	92,558	92,558

Total assets	$8,380,664	$7,833,820

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Note payable	$-	$17,311
Accounts payable	890,252	918,972
Accrued expenses	446,259	346,808
Current portion of capital lease obligations	143,379	158,138
Due to related parties	-	8,370
Deferred revenue	1,187,113	377,500

Total current liabilities	2,667,003	1,827,099

LONG TERM LIABILITIES:
Warrant liability	3,721,046	4,030,340
Capital lease obligations	136,428	165,612

Total long term liabilities	3,857,474	4,195,952

SHAREHOLDERS' EQUITY:
Preferred stock ($.001 par value; 20,000,000 shares authorized)
Series A convertible preferred stock; 3,437,500 shares authorized, 1,276,750 shares issued and outstanding (liquidation value $12,767,500)	2,864,104	2,864,104
Series B convertible preferred stock; 5,000,000 shares authorized, 2,797,379 shares issued and outstanding (liquidation value $8,392,137)	5,427,604	5,427,604
Common stock ($.001 par value; 300,000,000 shares authorized, 41,543,655 shares issued and outstanding)	41,543	41,543
Additional paid-in capital	36,781,793	36,764,016
Accumulated deficit	(43,258,857)	(43,286,498)

Total shareholders' equity	1,856,187	1,810,769

Total liabilities and shareholders' equity	$8,380,664	$7,833,820

INSPRO TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2011	2010
Cash Flows From Operating Activities:
Net income (loss)	$27,641	$(2,954)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	181,718	231,811
Stock-based compensation and consulting	17,777	3,000
Loss on change of fair value of warrant liability	(309,294)	(974,468)
Gain (loss) on the disposal of equipment of discontinued operations	-	6,000
Changes in assets and liabilities:
Accounts receivable	(860,523)	392,563
Tax receivable	2,840	7,486
Prepaid expenses	4,527	(70,785)
Other current assets	(316)	(5,002)
Other assets	-	(42,611)
Accounts payable	(28,720)	476,734
Accrued interest on related secured note from related party	-	35,329
Accrued expenses	99,451	(239,909)
Due to related parties	(8,370)	-
Deferred revenue	809,613	259,000
Assets of discontinued operations	(215,012)	(930,035)

Net cash used in operating activities	(278,668)	(853,841)

Cash Flows From Investing Activities:
Purchase of property and equipment	(29,816)	(110,363)

Net cash used in investing activities	(29,816)	(110,363)

Cash Flows From Financing Activities:
Payments on note payable	(17,313)	(7,595)
Gross proceeds from capital leases	-	134,335
Payments on capital leases	(43,943)	(33,113)
Restricted cash in connection with letters of credit	1,152,573	(587)
Gross proceeds from sales of preferred stock and warrants	-	1,107,000

Net cash provided by financing activities	1,091,317	1,200,040

Net increase in cash	782,833	235,836

Cash - beginning of the period	4,429,026	1,403,653

Cash - end of the period	$5,211,859	$1,639,489